SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - May 15, 2006

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Form of Restricted Stock Agreement.

On May 15, 2006, the Board of Directors of Columbia Laboratories, Inc. (the “Company”) adopted a form of Restricted Stock Agreement (the “Restricted Stock Agreement”) for grants of shares of restricted Company common stock (the “Shares”) under the Company’s 1996 Long-term Performance Plan (the “Plan”) to employees and directors (the “Participants”). The Board of Directors also ratified the form of option agreement to evidence grants of stock options under the Plan (the “Option Agreement”).

The Shares vest in accordance with the terms of the grant.  Upon any termination of service of a Participant to the Company, vesting of the Shares will immediately cease, and unvested Shares will automatically be canceled. The Shares will vest immediately upon the death of a Participant. Any income or other taxes due from a Participant with respect to the Shares are such Participant’s responsibility.  A Participant may elect to have any tax withholding satisfied by a reduction of the number of Shares otherwise deliverable, or by delivery of Shares already owned by such Participant, with the amount of Shares subject to such reduction or delivery to be calculated based on the fair market value on the date of the taxable event. The Shares may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, at any time before they vest.  The Company will hold the Shares in escrow until they have vested.  The Shares are subject to the terms and provisions of the Plan in all respects.

A copy of the form of Restricted Stock Agreement is attached as Exhibit 10.62 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of Option Agreement is attached as Exhibit 10.63 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation

On May 15, 2006, the Board of Directors of the Company revised the compensation practices for non-employee directors to provide for a grant of 10,000 shares of restricted Company common stock under the Plan upon election at the Annual Meeting of Stockholders in lieu of a grant of stock options. All other compensation and reimbursement practices for non-employee directors remain unchanged. Directors who are employed by the Company do not receive any additional compensation for their Board activities.

The following table provides information on the Company’s compensation and reimbursement practices for non-employee directors.

Annual Retainer, Chairman and Vice Chairman	$40,000

Annual Director Retainer	$15,000

Annual Committee Retainer	$1,000

Additional Annual Retainer: Committee Chair (except Audit Committee)	$1,000

Additional Annual Retainer: Audit Committee Chair	$5,000

Meeting Attendance Fees (per day)	$1,500		(in person)
	$500		(by telephone)

Shares of Restricted Stock Granted upon Election at Annual Meeting	10,000	(1)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)
Consists of a grant of 10,000 shares of Restricted Stock under the Plan. The shares will be granted pursuant to a Restricted Stock Agreement in the form attached as Exhibit 10.62 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.62	Form of Restricted Stock Agreement.

10.63	Form of Option Agreement.

10.64	Description of the registrant’s compensation and reimbursement practices for non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006

COLUMBIA LABORATORIES, INC.

By:	/s/ David L. Weinberg
David L. Weinberg
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.62	Form of Restricted Stock Agreement
10.63	Form of Option Agreement
10.64	Description of the registrant’s compensation and reimbursement practices for non-employee directors.